Exhibit 25.2

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Kevin V. Fisher, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

Stanley Black & Decker, Inc.

(Exact name of obligor as specified in its charter)

Connecticut	06-0548860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Stanley Drive New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce H. Beatt, Esq.

Senior Vice President, General Counsel and Secretary

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Debt Securities

(Title of Indenture Securities)

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt securities; preferred stock; common stock (together with related preferred stock purchase rights); depositary shares; warrants; stock purchase contracts; stock purchase units

General

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.	Not Applicable

Item 16.	List of Exhibits

Exhibit

T1A(i)	(1) Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1) Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2) Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1) Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)	Not applicable.

T1A(vi)	(2) Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)	Copy of the latest report of condition of the trustee (June 30, 2015), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)	Not applicable.

T1A(ix)	Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 19th day of October, 2015.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Herawattee Alli
Herawattee Alli
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2011

Please refer to page i,
Table of Contents, for	1
the required disclosure
of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2015	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Mark A. Zaeske, CFO
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/    Mark A. Zaeske

Signature of Officer Authorized to Sign Report

9/10/2015    Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/    Nancy Mistretta

Director (Trustee)

/s/    Kevin M. Blakely

Director (Trustee)

/s/    Phillip D. Ameen

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)    in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)     in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA, NATIONAL ASSOCIATION Legal Title of Bank (TEXT 9010) McLean City (TEXT 9130) VA 22102
State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business June 30, 2015

		Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		1,077,392
b. Interest-bearing balances		19,356,783
Held-to-maturity securities		14,156,080
Available-for-sale securities		32,581,832
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		16,111,566
Loans and lease financing receivables:
Loans and leases held for sale		427,653
Loans and leases net of unearned income	79,095,757
LESS: Allowance for loan and lease losses	648,446
Loans and lease, net of unearned income and allowance		78,447,311
Trading assets		18,070,541
Premises and fixed assets		240,685
Other real estate owned		28,662
Investments in unconsolidated subsidiaries and associated companies		37,187
Direct and indirect investments in real estate ventures		14
Intangible assets: Goodwill		1,611,655
Intangible assets: Other intangible assets		202,016
Other assets		8,150,337
Total assets		190,499,714

LIABILITIES

Deposits:
In domestic offices		126,660,460
Non-interest-bearing	30,826,494
Interest-bearing	95,833,966
In foreign offices		11,221,652
Non-interest-bearing	736,004
Interest-bearing	10,485,648

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		0
b. Securities sold under agreements to repurchase		7,689,237

Trading Liabilities	6,665,310
Other borrowed money	6,270,775
Bank’s liability on acceptances	NA
Subordinated notes and debentures	4,548,859
Other liabilities	3,516,092

Total liabilities	166,572,385

Minority Interests in consolidated Subsidiaries	531
EQUITY CAPITAL

Perpetual preferred stock and related surplus	2,500,000
Common Stock	2,002
Surplus	18,507,541
Retained earnings	3,144,278
Accumulated other comprehensive income	227,023
Other equity capital components	0
Total equity capital	23,927,329
Total liabilities and equity capital	190,499,714